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     EXHIBIT 21.1   SUBSIDIARIES OF FOUNDATION HEALTH SYSTEMS, INC.
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Foundation Health Systems, Inc. (DE)*
     -QualMed, Inc. (DE)
          -QualMed Plans for Health of Colorado, Inc. (CO)
               -San Luis Valley Physicians Service Corp., Ltd. (CO Limited
                  Partnership)(1)
          -Foundation Health Systems Life & Health Insurance Company (CO) -QualMed Washington Health Plan, Inc. (WA)
          -QualMed Plans for Health, Inc. (NM)
          -QualMed Oregon Health Plan, Inc. (OR)
          -Preferred Health Network, Inc. (CA)
     -Health Net (CA)
          -Health Net Life Insurance Company (CA)
          -PCA of California Insurance Agency (CA)
     -HSI Advantage Health Holdings, Inc. (DE)
          -QualMed Plans for Health of Ohio and West Virginia, Inc. (OH) -QualMed Plans for Health of Western Pennsylvania, Inc. (PA) -Pennsylvania Health Care Plan, Inc. (PA)
     -National Pharmacy Services, Inc. (DE)
          -Integrated Pharmacy Systems, Inc. (PA)(2)
     -HSI Eastern Holdings, Inc. (PA)
          -Greater Atlantic Health Service, Inc. (DE)
               -QualMed Plans for Health, Inc. (PA)
               -Greater Atlantic Preferred Plus, Inc. (PA)
               -Employ Better Care, Inc. (PA)
     -Foundation Health Corporation (DE)
          -Foundation Health Preferred Administrators (CA)
          -Foundation Health National Life Insurance Company (TX) -FH-Arizona Surgery Centers, Inc. (AZ)
          -FH Surgery Limited, Inc. (CA)
          -FH Surgery Centers, Inc. (CA)
          -Foundation Health Facilities, Inc. (CA)
          -FH Assurance Company (Cayman Islands)
          -Foundation Health Warehouse Company (CA)
          -Memorial Hospital of Gardena, Inc. (CA)
          -East Los Angeles Doctors Hospital, Inc. (CA)
          -Foundation Health Vision Services (CA)
          -Denticare of California, Inc. (CA)
          -Managed Alternative Care, Inc. (CA)
          -American VitalCare, Inc. (CA)
          -Foundation Health Federal Services, Inc. (DE)
               -Catalina Professional Recruiters, Inc. (AZ)
          -Foundation Health Pharmaceutical Services, Inc. (CA)
               -Integrated Pharmaceutical Services (CA)
          -Foundation Health, A Florida Health Plan, Inc. (FL)
               -Foundation Health Medical Group, Florida, Inc. (FL) -Foundation Health, A Louisiana Health Plan, Inc. (LA) -Foundation Health, An Oklahoma Health Plan, Inc. (OK) -Foundation Health, A Texas Health Plan, Inc. (TX)
          -Preferred Health Providers, Inc. (FL)
          -Intercare, Inc. (AZ)
          -Intergroup Health Plan, Inc. (AZ)
          -Intergroup Prepaid Health Services of Arizona, Inc. (AZ)

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          -Interlease of Arizona, Inc. (AZ)
          -Intergroup of Utah, Inc. (UT)
          -Managed Health Network, Inc. (DE)
               -Health Management Center, Inc. (MA)
               -Health Management Center, Inc. of Wisconsin (WI)
               -HMC PPO, Inc. (MA)
               -Managed Health Network (CA)
               -MHN Reinsurance Company of Arizona (AZ)
               -MHN Services (CA)
          -Business Insurance Group, Inc. (DE)
               -Business Insurance Company (DE)
               -California Compensation Insurance Company (CA) -Combined Benefits Insurance Company (CA)
               -Commercial Compensation Insurance Company (NY) -Foundation Health Medical Resource Management (CA) -Foundation Integrated Risk Management Solutions,
                  Incorporated (CA)
                    -AXIS Integrated Resources, Inc. (DE)
          -Gem Holding Corporation (UT)(3)
               -Gem Insurance Company (UT)
     -QualMed Plans for Health of Pennsylvania, Inc. (PA)(4)
     -FOHP, Inc. (NJ)(5)
          -First Option Health Plan of New Jersey, Inc. (NJ)
          -First Option Health Plan of Pennsylvania, Inc. (PA)
          -FOHP Agency, Inc. (NJ)
     -Physicians Health Services, Inc. (DE)
          -Physicians Health Services (Bermuda) Ltd. (Bermuda) -Physicians Health Services of Connecticut, Inc. (CT) -Physicians Health Services of New Jersey, Inc. (NJ) -Physicians Health Services of New York, Inc. (NY) -Physicians Health Services Insurance of New York, Inc. (NY) -Physicians Health Insurance Services, Inc. (CT)
          -PHS Insurance of Connecticut, Inc. (CT)
          -PHS Real Estate, Inc. (DE)
               -PHS Real Estate II, Inc. (DE)
     -HN Reinsurance Limited (Cayman Islands)
     -M.D. Health Plan, Inc. (CT)

*All subsidiaries wholly owned unless otherwise indicated.

(1) A limited partnership in which QualMed Plans for Health of Colorado, Inc. is an 83.4% limited partner.

(2) National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

(3) Foundation Health Corporation owns approximately 99.9% of the outstanding common stock.

(4) Foundation Health Systems, Inc. owns approximately 83.0% of the outstanding common stock.

(5) Foundation Health Systems, Inc. owns approximately 97.9% of the outstanding common stock.

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